        EXHIBIT 99.1

Shutterstock Reports First Quarter 2020 Financial Results
Declares Quarterly Dividend of $0.17 per share

New York, NY - April 28, 2020 - Shutterstock, Inc. (NYSE: SSTK) (the “Company”), a leading global technology company offering a creative platform for high-quality content, tools and services, today announced financial results for the first quarter ended March 31, 2020.
Commenting on the Company’s performance, Stan Pavlovsky, the Company’s Chief Executive Officer, said, “Amidst unprecedented economic uncertainty globally, Shutterstock has remained resilient and strong, providing our customers with custom services and fresh and relevant content they need to reach their audiences during this time. We are grateful for our contributor community, who continue to document the extraordinary change in our daily lives. Our first quarter results reflect the strength of the Shutterstock brand. We remain focused on executing on our 2020 vision, driving long-term value for our shareholders and are confident that our resilience will make us stronger in the days and years to come.
I am immensely grateful to our employees for rising to the challenge and continuing to support our customers and contributors. On behalf of the Shutterstock community, we would like to thank those working tirelessly and risking their well-being to support the global community.”

Financial Outlook
“Given the significant uncertainty that remains regarding the COVID-19 pandemic, including the pace of recovery, the severity of the impact on the global economy, our customers’ ability to maintain marketing spend, and the resulting difficulty in forecasting, we are withdrawing the 2020 financial guidance we previously announced on February 13, 2020.
While revenues have been negatively impacted since the onset of the pandemic, at current volumes, we expect to produce significant earnings and free cash flow in 2020, allowing us to continue paying a quarterly dividend and reinvesting in our business. We are well positioned financially with $296 million in cash and no debt. Our strong liquidity position combined with the progress we are making against our margin enhancement initiatives make us well positioned to meet our financial objectives when demand returns to historical levels,” concluded Jarrod Yahes, Chief Financial Officer.

First Quarter 2020 highlights compared to First Quarter 2019:
        Key Operating Metrics
•Paid downloads decreased 1% to 46.8 million.
•Revenue per download remained flat at $3.42.
•Image collection expanded 27% to approximately 330 million images.
•Video collection expanded 29% to approximately 18 million clips.

        Financial Highlights
•Revenue decreased 1% to $161.3 million. On a constant currency basis, revenue decreased 0.5%.
•Income from operations decreased by 29% to $5.8 million.
•Net income decreased by 43% to $4.3 million.
•Adjusted EBITDA decreased 14% to $22.1 million.
•Diluted EPS decreased by $0.09 to $0.12 per share.

FIRST QUARTER RESULTS
Revenue
First quarter revenue of $161.3 million decreased $2.0 million or 1% as compared to 2019. Revenue generated through our E-commerce sales channel increased 2% as compared to the first quarter of 2019, to $99.7 million, and represented 62% of total revenue in the first quarter of 2020. Revenue from our Enterprise sales channel decreased 6% as compared to the first quarter of 2019, to $61.5 million, and represented 38% of first quarter revenue in 2020. The decline in our Enterprise revenue was expected, as the Company continues with its sales force optimization initiatives. In addition, revenues were impacted unfavorably by COVID-19, as customers’ advertising spending slowed during the quarter.
On a constant currency basis, revenue decreased 0.5% in the first quarter of 2020 as compared to the first quarter of 2019. Foreign currency fluctuations did not have a significant impact on first quarter E-commerce revenues. On a constant currency basis, Enterprise revenue decreased by approximately 5% in the first quarter of 2020, as compared to the first quarter of 2019.

Net income and Income per diluted share
Net income of $4.3 million, decreased $3.2 million as compared to $7.5 million for the first quarter in 2019. Net income per diluted share was $0.12, as compared to $0.21 for the same period in 2019. This decrease is primarily due to lower revenues from our Enterprise business and higher general and administrative expenses in the first quarter of 2020.
Adjusted net income per diluted share was $0.26 as compared to $0.35 for the first quarter of 2019, a decrease of $0.09 per diluted share.

Adjusted EBITDA
Adjusted EBITDA of $22.1 million for the first quarter of 2020 decreased $3.5 million, or 14%, as compared to the first quarter of 2019, driven primarily by lower revenues from our Enterprise business and higher general and administrative expenses. The adjusted EBITDA margin declined to 13.7% from 15.6% in the first quarter of 2019.
LIQUIDITY
Our cash and cash equivalents decreased by $7.6 million to $295.7 million at March 31, 2020, as compared with $303.3 million at December 31, 2019. This decrease was driven by $6.9 million of net cash provided by our operating activities, partially offset by $8.4 million used in investing activities and $7.8 million used in financing activities.
Net cash provided by our operating activities was affected by a one-time $7.8 million payment related to long-term incentives made in conjunction with our 2017 acquisition of Flashstock Technology, Inc. (“Flashstock”), in addition to lower revenues and unfavorable impacts due to changes in the timing of payments pertaining to operating expenses. Cash used in financing activities includes $6.0 million related to the payment of the quarterly cash dividend.
Free cash flow was $6.2 million for 2020, a decrease of $5.7 million from 2019. This change was primarily driven by lower revenues and changes in timing of payments pertaining to operating expenses. Free cash flow for the three months ended March 31, 2020 is presented excluding a nonrecurring payment of $7.8 million with respect to long-term incentives related to our 2017 acquisition of Flashstock.

QUARTERLY CASH DIVIDEND
We declared and paid cash dividends of $0.17 per common share, or $6.0 million during the three months ended March 31, 2020.
On April 20, 2020, the Board of Directors declared a dividend of $0.17 per share of outstanding common stock, payable on June 18, 2020 to stockholders of record at the close of business on June 4, 2020.

OPERATING METRICS

	Three Months Ended March 31,
	2020	2019
	(in millions, except revenue per download)
Paid downloads (during the period)(1)	46.8	47.2
Revenue per download (during the period) (2)	$3.42	$3.42
Content in our collection (end of period)(3):
Images	330	260
Footage clips	18	14
_______________________________________________________________________________________________________________________
(1) Paid downloads is the number of downloads that our customers make in a given period of our photographs, vectors, illustrations, footage or music tracks. Paid downloads exclude custom content, re-downloads of content that a customer has downloaded in the past (which do not generate incremental revenue or contributor royalty expense) and downloads of content that are offered to customers for no charge, including our free image of the week.
(2) Revenue per download is the amount of content-related revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content and the impact of revenue that is not derived from or associated with content licenses.
(3) Represents images (photographs, vectors and illustrations) and footage (in number of clips) available to customers for commercial license on shutterstock.com at the end of the period. We exclude content from this collection metric that is not uploaded directly to our site but is available for license by our customers through an application program interface, custom content and certain content that may be licensed for editorial use only.

2020 GUIDANCE UPDATE
Due to the unprecedented nature of the COVID-19 pandemic, and the uncertainty with respect to the severity and duration of its impacts to the Company’s business, the Company has withdrawn its 2020 financial guidance previously announced on February 13, 2020.

NON-GAAP FINANCIAL MEASURES
In addition to reporting results in accordance with United States generally accepted accounting principles (GAAP), Shutterstock also refers to adjusted EBITDA, adjusted net income, revenue growth (including by distribution channel) on a constant currency basis, adjusted EBITDA margin and free cash flow.
Shutterstock defines adjusted EBITDA as net income adjusted for depreciation and amortization, non-cash equity-based compensation, foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, interest income and expense and income taxes; adjusted net income as net income adjusted for the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets, expenses related to long-term incentives and contingent consideration related to acquisitions and the estimated tax impact of such adjustments; revenue growth (including by distribution channel) on a constant currency basis as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for all periods in the comparison; adjusted EBITDA margin as the ratio of adjusted EBITDA to revenue; and free cash flow as cash provided by operating activities, adjusted for capital expenditures, content acquisition, and, with respect to the three months ended March 31, 2020, a payment associated with long-term incentives related to our 2017 acquisition of Flashstock. These figures have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. Shutterstock cautions investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Shutterstock’s management believes that adjusted EBITDA, adjusted net income, revenue growth (including by distribution channel) on a constant currency basis, adjusted EBITDA margin and free cash flow are useful to investors to provide them with disclosures of Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA, adjusted EBITDA margin and adjusted net income provide useful information to investors about the performance of the Company’s overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance; and revenue growth (including by distribution channel) on a constant currency basis provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s operating performance provide useful information to investors by eliminating the impact of a historical revenue source that is not part of the Company’s current business and, as applicable, also provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s ongoing business. Additionally, management believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in property and equipment to support the Company’s ongoing business operations and after excluding the impact of nonrecurring payments associated with long-term incentives related to our 2017 acquisition of Flashstock, and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted net income, revenue growth (including by distribution channel) on a constant currency basis, adjusted EBITDA margin and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
A reconciliation of the differences between adjusted EBITDA, adjusted net income and free cash flow, and the most comparable financial measures calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Balance Sheets.

EARNINGS TELECONFERENCE INFORMATION
The Company will discuss its first quarter and full year financial results during a teleconference today, April 28, 2020, at 8:30 AM ET. The conference call can be accessed in the U.S. at (844) 634-1442 or outside the U.S. at (615) 247-0239 with the conference ID# 4398652. A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.
Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until May 5, 2020 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 4398652.
Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK), directly and through its group subsidiaries, is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 1 million contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 330 million images and more than 18 million video clips available.
Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The Company also owns Bigstock, a value-oriented stock media offering; Shutterstock Custom, a custom content creation platform; Offset, a high-end image collection; PremiumBeat, a curated royalty-free music library; and Shutterstock Editorial, a premier source of editorial images for the world’s media.
For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding management’s future business, future results of operations or financial condition, future dividends, new or planned features, products or services, management strategies, Shutterstock’s expectations regarding financial outlook, future growth and profitability and statements regarding the COVID-19 pandemic. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. However, not all forward-looking statements contain these words. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors including risks related to any changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for creative content; competitive factors; our inability to innovate technologically or develop, market and offer new products and services; costs related to litigation or infringement claims, indemnification claims and the inability to prevent misuse of our content; our inability to increase market awareness of Shutterstock and our products and services; our inability to effectively manage our growth; our inability to grow at historic growth rates or at all; technological interruptions that impair access to our websites; assertions by third parties of infringement of intellectual property rights by Shutterstock, our inability to effectively manage risks associated with operating internationally; our exposure to foreign exchange rate risk; our inability to address risks associated with sales to large corporate customers; government regulation of the internet; increasing regulation related to the handling of personal data; actions by governments to restrict access to our products and services; our inability to effectively expand our operations into new products, services and technologies; our inability to protect the confidential information of customers; increased tax liabilities associated with our worldwide operations, including our exposure to withholding, sales and transaction tax liabilities; the effect of the Tax Cuts and Jobs Act of 2017; public health crises including the COVID-19 pandemic; general economic and political conditions worldwide, including disruption and volatility caused by COVID-19 and any resulting economic recession; our inability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that we may file from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and Shutterstock assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Media Contact:	Investor Contact:
Niamh Hughes	Jarrod Yahes
917-563-4991	646-713-2748
press@shutterstock.com	ir@shutterstock.com

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019

Revenue	$161,285	$163,332

Operating expenses:
Cost of revenue	69,123	69,218
Sales and marketing	42,660	44,446
Product development	13,069	14,986
General and administrative	30,652	26,583
Total operating expenses	155,504	155,233
Income from operations	5,781	8,099
Other income, net	513	896
Income before income taxes	6,294	8,995
Provision for income taxes	1,976	1,473
Net income	$4,318	$7,522

Earnings per share
Basic	$0.12	$0.21
Diluted	$0.12	$0.21

Weighted average common shares outstanding:
Basic	35,521	35,114
Diluted	35,882	35,491

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(unaudited)

	March 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$295,711	$303,261
Accounts receivable, net of allowance of $4,553 and $3,579	45,216	47,016
Prepaid expenses and other current assets	28,769	26,703
Total current assets	369,696	376,980
Property and equipment, net	56,896	58,834
Right-of-use assets	43,430	45,453
Intangibles assets, net	25,499	26,669
Goodwill	88,144	88,974
Deferred tax assets, net	14,803	14,387
Other assets	16,497	19,215
Total assets	$614,965	$630,512

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,125	$6,104
Accrued expenses	53,294	53,864
Contributor royalties payable	25,637	25,193
Deferred revenue	138,883	141,922
Other liabilities	10,367	18,811
Total current liabilities	232,306	245,894
Lease liabilities	45,522	47,313
Other non-current liabilities	9,410	9,160
Total liabilities	287,238	302,367
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 38,119 and 38,055 shares issued and 35,561 and 35,497 shares outstanding as of March 31, 2020 and December 31, 2019, respectively	381	381
Treasury stock, at cost; 2,558 shares as of March 31, 2020 and December 31, 2019	(100,027)	(100,027)
Additional paid-in capital	316,823	312,824
Accumulated other comprehensive loss	(8,668)	(6,220)
Retained earnings	119,218	121,187
Total stockholders’ equity	327,727	328,145
Total liabilities and stockholders’ equity	$614,965	$630,512

Shutterstock, Inc.
Consolidated Statements of Cash Flows
(In thousands, except par value amount)
(unaudited)

	Three Months Ended March 31,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,318	$7,522
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,519	11,916
Deferred taxes	(386)	699
Non-cash equity-based compensation	5,760	4,624
Bad debt expense	658	(632)
Changes in operating assets and liabilities:
Accounts receivable	673	(3,812)
Prepaid expenses and other current and non-current assets	(2,207)	(2,782)
Accounts payable and other current and non-current liabilities	(2,286)	1,994
Long-term incentives related to acquisitions	(7,759)	—
Contributor royalties payable	551	2,138
Deferred revenue	(2,982)	(1,958)
Net cash provided by operating activities	$6,859	$19,709

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(7,719)	(7,253)
Proceeds from sale of Webdam, net	—	2,500
Acquisition of content	(723)	(545)
Security deposit release	31	—
Net cash used in investing activities	$(8,411)	$(5,298)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	—	214
Cash paid related to settlement of employee taxes related to RSU vesting	(1,761)	(4,090)
Payment of cash dividend	(6,040)	—
Net cash used in financing activities	$(7,801)	$(3,876)

Effect of foreign exchange rate changes on cash	(810)	(1,246)
Net increase in cash, cash equivalents and restricted cash	(10,163)	9,289

Cash, cash equivalents and restricted cash, beginning of period	305,874	233,465
Cash, cash equivalents and restricted cash, end of period	$295,711	$242,754

Supplemental Disclosure of Cash Information:
Cash paid for income taxes	$494	$305

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(unaudited)
Adjusted EBITDA, adjusted net income, revenue growth (including by distribution channel) on a constant currency basis and free cash flow are not financial measures prepared in accordance with United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. We caution investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended March 31,
	2020	2019
Net income	$4,318	$7,522
Add / (less) Non-GAAP adjustments:
Depreciation and amortization	10,519	11,916
Non-cash equity-based compensation	5,760	4,624
Other adjustments, net (1)	(513)	8
Provision for income taxes	1,976	1,473
Adjusted EBITDA	$22,060	$25,543
Adjusted EBITDA margin	13.7%	15.6%
____________________________________________________________________________________________________________________
(1)Other adjustments, net includes foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, and interest income and expense.

	Three Months Ended March 31,
	2020	2019
Net income	$4,318	$7,522
Add / (less) Non-GAAP adjustments:
Non-cash equity-based compensation	5,760	4,624
Tax effect of non-cash equity-based compensation (2)	(1,354)	(1,087)
Acquisition-related amortization expense	568	890
Tax effect of acquisition-related amortization expense (2)	(133)	(209)
Acquisition-related long-term incentives and contingent consideration	—	904
Tax effect of acquisition-related long-term incentives and contingent consideration (2)	—	(240)
Adjusted net income	$9,159	$12,404

Net income per diluted share	$0.12	$0.21
Adjusted net income per diluted share	$0.26	$0.35
Weighted average diluted shares	35,882	35,491
____________________________________________________________________________________________________________________
(2)Tax effect reflects the estimated impact of the adjustment on the provision for income taxes.

	Three Months Ended March 31,
	2020	2019
Revenue growth	(1)%	7%
Revenue growth on a constant currency basis	(0.5)%	9%

E-commerce revenues	$99,736	$98,113
Revenue growth: E-commerce	2%	9%
Revenue growth: E-commerce on a constant currency basis	2%	12%

Enterprise revenues	$61,549	$65,219
Revenue growth: Enterprise	(6)%	8%
Revenue growth: Enterprise on a constant currency basis	(5)%	10%

	Three Months Ended March 31,
	2020	2019
Net cash provided by operating activities	$6,859	$19,709
Capital expenditures	(7,719)	(7,253)
Content acquisition	(723)	(545)
Payments associated with long-term incentives related to acquisitions	7,759	—
Free cash flow	$6,176	$11,911

Shutterstock, Inc.
Supplemental Financial Data
(unaudited)

 Historical Operating Metrics

	Three Months Ended
	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
	(in millions, except revenue per download)
Number of paid downloads	46.8	47.7	46.3	46.6	47.2	46.8	43.9	45.2	43.7
Revenue per download (1)	$3.42	$3.44	$3.40	$3.44	$3.42	$3.40	$3.40	$3.41	$3.40
Content in our collection (end of period): (2)
Images	330	314	297	280	260	242	221	204	187
Footage	18	17	16	15	14	13	12	11	10

Historical Revenue by Sales Channel(3)

	Three Months Ended
	3/31/20	12/31/19	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18	6/30/18	3/31/18
	(in millions)
E-commerce	$99.7	$100.9	$96.2	$97.0	$98.1	$95.6	$88.7	$91.7	$89.7
Enterprise	61.5	65.5	62.8	64.7	65.2	66.5	62.9	64.9	60.6
Other(4)	—	—	—	—	—	—	—	—	2.7
Total Revenue	$161.3	$166.4	$159.1	$161.7	$163.3	$162.1	$151.6	$156.6	$153.0

_______________________________________________________________________________________________________________________
(1)Revenue per download is defined as the amount of revenue recognized in a given period divided by the number of paid downloads in that period excluding revenue from custom content and the impact of revenue that is not derived from or associated with content licenses.
(2)Images (photographs, vectors and illustrations) and footage available on shutterstock.com at the end of the period. We exclude certain content available to customers, including custom content and content that may be licensed for editorial use only.
(3)Certain amounts in the table may not foot due to rounding.
(4)On February 26, 2018, the Company completed the sale of Webdam, the Company’s former digital asset management business. This table includes revenue earned during the period from January 1, 2018 through February 26, 2018.